UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2013

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 1, 2013 (the “Closing Date”), Liberty Media Corporation (the “Company”), pursuant to a stock purchase agreement executed March 19, 2013 (the “Stock Purchase Agreement”) with investment funds managed by, or affiliated with, Apollo Global Management LLC (“Apollo”), Oaktree Capital Management, L.P. (“Oaktree”) and Crestview Partners (together, the “Sellers”), completed the previously announced acquisition (the “Acquisition”) of (i) 26,858,577 shares of Class A common stock, par value $0.001 per share (“Charter Common Stock”), of Charter Communications, Inc. (“Charter”) for $95.50 per share and (ii) warrants to purchase 947,094 shares of Charter Common Stock with an exercise price of $46.86 and warrants to purchase 136,202 shares of Charter Common Stock with an exercise price of $51.28 (the “Warrants”) for $95.50 per Warrant less the applicable exercise price.

On April 30, 2013, four designees of the Sellers affiliated with Apollo and Oaktree were re-elected to Charter's board of directors (the “Board”) at its 2013 annual meeting of stockholders. Pursuant to the Stockholders Agreement, dated as of March 19, 2013, between the Company and Charter, such designees resigned from the Board effective upon the closing of the Acquisition and the following designees of the Company were appointed to fill the vacancies created by such resignations: John C. Malone, Gregory B. Maffei, Balan Nair and Michasel Huseby. The Board then appointed Mr. Malone to serve on the Nominating and Corporate Governance Committee, Mr. Maffei to serve on the Compensation and Benefits Committee, and Mr. Huseby to serve on the Audit Committee.

The Company funded the Acquisition with cash on hand of $1.2 billion and borrowed $1.4 billion under the loan agreements described below in Item 2.03.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Margin Loan Agreement with various lenders and Merrill Lynch International, as Administrative Agent

On April 30, 2013, a wholly-owned special purpose subsidiary of the Company entered into a margin loan agreement with Merrill Lynch International, as administrative agent and calculation agent, Bank of America, N.A., as a lender, and Citibank, N.A., as a lender. Borrowings under the loan agreement formed part of the financing for the Acquisition. The loan agreement permits the borrower, subject to certain funding conditions, to borrow up to $1.0 billion, consisting of a $250 million term loan and up to $750 million on a revolving credit basis. On April 30, 2013, $700 million in loans (the $250 million term loan and $450 million in revolving loans) were made to the borrower under the loan agreement, with $300 million in revolving commitments still available for future loans. Additionally, up to $1.0 billion in loans may be extended under the loan agreement in the form of incremental loans, subject to the satisfaction of certain conditions. The maximum amount of loans available to the borrower under the loan agreement (including the maximum amount of potential incremental loans) is $2.0 billion. The maturity date of all loans under the loan agreement is October 30, 2014.
The borrower's obligations under the loan agreement are fully and unconditionally guaranteed by the Company and secured by a first priority lien on a basket of publicly traded common stocks owned by the Company, including up to 1,293,488,380 shares of the common stock of Sirius XM Radio Inc. If the borrower defaults on its obligations under the loan agreement or the Company defaults on its obligations under its guaranty, then the lenders can declare all borrowings outstanding under the loan agreement, with accrued interest, to be immediately due and payable, and if the borrower and the Company are unable to pay such amounts, the lenders may foreclose on the pledged stock and any other collateral that then secures the borrower's obligations under the loan agreement.
Borrowings under the loan agreement bear interest at a per annum rate equal to the LIBOR Rate plus a spread varying based on the common stocks pledged to secure borrowings.
The borrower may prepay all loans under the loan agreement at any time, subject to certain notice requirements and an early termination premium if the borrower prepays all or any portion of the term loan prior to January 30, 2014.

The loan agreement requires mandatory prepayments or, in some cases, the posting of additional collateral upon the occurrence of certain events that are customary for loans of this type.
The loan agreement contains various affirmative and negative covenants that restrict the activities of the borrower. The loan agreement does not include any financial covenants. It also contains events of default that are customary for loans of this type.
Margin Loan Agreement with Nomura Securities (Bermuda) Ltd
On the Closing Date, a second wholly-owned special purpose subsidiary of the Company entered into a margin loan agreement with Nomura Securities (Bermuda) Ltd., as lender, which provides for a $300 million term loan. The entire loan was drawn on the Closing Date, and formed part of the financing for the Acquisition. The maturity date of the loan is June 1, 2014, however, the lender may agree to extend the maturity date of any amount of the loan to either November 1, 2015 or May 1, 2016.
The borrower's obligations under the loan agreement are guaranteed by the Company for a period of up to one year, and secured by a first priority lien on up to 9,075,730 shares of Charter Common Stock. If the borrower defaults on its obligations under the loan agreement or the Company defaults on its obligations under its guaranty, then the lender can declare all amounts outstanding under the loan agreement, with accrued interest, to be immediately due and payable, and if the borrower and the Company are unable to pay such amounts, the lender may foreclose on the pledged stock and any other collateral that then secures borrowings under the loan agreement.
Borrowings under the loan agreement bear interest at a per annum rate equal to the three-month LIBOR Rate plus a set spread.
The borrower may prepay all or a portion of the loan at any time, subject to certain notice requirements and an early termination premium if the loan is prepaid, in whole or in part, prior to December 13, 2013. The loan agreement requires mandatory prepayments or, in some cases, the posting of additional collateral upon the occurrence of certain events that are customary for loans of this type.
The loan agreement contains various affirmative and negative covenants that restrict the activities of the borrower. The loan agreement does not include any financial covenants. It contains events of default that are customary for loans of this type.
Margin Loan Agreement with various lenders and Citibank, N.A., as Administrative Agent
On the Closing Date, a third wholly-owned special purpose subsidiary of the Company entered into a margin loan agreement with Citibank, N.A., as administrative agent and calculation agent, Citibank, N.A., as a lender, and Morgan Stanley Bank, N.A., as a lender. Borrowings under the loan agreement formed part of the financing for the Acquisition. The loan agreement permits the borrower, subject to certain funding conditions, to borrow up to $670 million, consisting of an initial $370 million term loan and an optional second $300 million term loan that must be drawn before June 3, 2013 and is subject to the satisfaction of certain conditions. On the Closing Date, the initial $370 million term loan was drawn by the borrower. The maturity date of all loans made under the loan agreement is May 1, 2015, however, each lender may agree to extend the maturity date of any amount of their respective portion of the loans to either November 1, 2015 or May 1, 2016.
The borrower's obligations under the loan agreement are guaranteed by the Company for a period of up to one year, and secured by a first priority lien on 11,193,401 shares of Charter Common Stock (if the second $300 million term loan is drawn, the priority lien will increase by an amount up to a total of 26,900,000 shares of Charter Common Stock based on a loan to value calculation). If the borrower defaults on its obligations under the loan agreement or the Company defaults on its obligations under its guaranty, then the lenders can declare all amounts outstanding under the loan agreement, with accrued interest, to be immediately due and payable, and if the borrower and the Company are unable to pay such amounts, the lenders may foreclose on the pledged collateral that secures the borrowings under the loan agreement.

Borrowings under the loan agreement bear interest at a per annum rate equal to the three-month LIBOR Rate plus a set spread.
The borrower may prepay all or a portion of the loans under the loan agreement at any time, subject to certain notice requirements and an early termination premium if, with respect to the initial $370 million term loan, the borrower prepays all or any portion of the term loan prior to February 1, 2014, or, with respect to the second term loan, the borrower does not draw the loan or draws it and prepays all or any portion prior to the date that is nine months from the date of such draw. The loan agreement requires mandatory prepayments or, in some cases, the posting of additional collateral upon the occurrence of certain events that are customary for loans of this type.
The loan agreement contains various affirmative and negative covenants that restrict the activities of the borrower. The loan agreement does not include any financial covenants. It contains events of default that are customary for loans of this type.
Item 7.01. Regulation FD Disclosure.

On May 1, 2013, the Company issued a press release (the “Press Release”) announcing the acquisition of approximately 26.9 million shares of Charter Common Stock and 1.1 million warrants in Charter. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after May 7, 2013.

(b) Pro Forma Financial Information.

The pro-forma financial statements required by this item are not included with this initial report. The required pro-forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after May 7, 2013.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2013

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name:     Wade Haufschild

Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 1, 2013.